EXHIBIT 12
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                            DARDEN RESTAURANTS, INC.
         COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES
                          (Dollar Amounts in Thousands)
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

                                                                                     Fiscal Year Ended
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                                              May 25,         May 26,        May 27,         May 28,       May 30,
                                                2003           2002            2001           2000           1999
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
 Consolidated Earnings from Operations
    before Income Taxes .................... $347,748         $363,309       $301,218       $273,907        $215,875
 Plus Fixed Charges:
    Gross Interest Expense..................   47,566           41,493         35,196         24,999          21,015
    40% of Restaurant and Equipment
        Minimum Rent Expense................   21,536           20,600         19,352         18,834          18,914
                                            ---------     ------------   ------------    -----------    ------------
              Total Fixed Charges...........  $69,102          $62,093        $54,548        $43,833         $39,929
 Less Capitalized Interest..................  (3,470)          (3,653)        (3,671)        (1,910)           (593)
                                            ---------     ------------   ------------    -----------    ------------
 Consolidated Earnings from Operations
    before Income Taxes Available to
    Cover Fixed Charges..................... $413,380         $421,749       $352,095       $315,830        $255,211
                                            =========     ============   ============    ===========    ============

 Ratio of Consolidated Earnings to Fixed
    Charges ................................     5.98             6.79           6.45           7.21            6.39
                                            =========     ============   ============    ===========    ============

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